EXHIBIT 10.7

FIRST AMENDMENT TO
CONTINENTAL AIRLINES, INC.
ANNUAL EXECUTIVE BONUS PROGRAM

WHEREAS, the Continental Airlines, Inc. Annual Executive Bonus Program (as amended and restated through February 22, 2006, the "Program") has heretofore been adopted by the Human Resources Committee (the "Committee") of the Board of Directors of Continental Airlines, Inc. (the "Company") to implement in part the Performance Award provisions of the Continental Airlines, Inc. Incentive Plan 2000; and

WHEREAS, the Committee is authorized to amend the Program; and

WHEREAS, the Committee desires to amend the Program in certain respects;

NOW, THEREFORE, the Program shall be amended as follows, effective as of January 1, 2008:

1. Section 4 of the Program shall be deleted and the following shall be substituted therefor:

"4. Annual Bonuses. Each Participant in the Program who has remained continuously employed by the Company or a subsidiary during the entire fiscal year with respect to which the Annual Bonus (as defined below) is to be paid, shall receive, as soon as reasonably practicable after the certification by the Committee described in Section 5 below with respect to such fiscal year (but in no event later than the 15th day of the third month following the end of such fiscal year), a cash bonus (an "Annual Bonus"), if any, equal to the ROBIC Margin Bonus for such Participant with respect to such fiscal year; provided that (i) the Cash Hurdle for such fiscal year has been achieved (and if such Cash Hurdle has not been achieved, then no Annual Bonus shall be payable with respect to such fiscal year) and (ii) the Financial Performance Hurdle, if any, applicable to such ROBIC Margin Bonus for such fiscal year has been achieved (and if such Financial Performance Hurdle, if any, applicable to such ROBIC Margin Bonus has not been achieved, then no Annual Bonus shall be payable with respect to such fiscal year). If a person becomes a Participant after the first day of a fiscal year, then (i) such Participant's Annual Bonus with respect to such fiscal year shall be pro-rated based on a fraction, the numerator of which is the number of days during the period beginning on the date of such Participant's commencement of participation in the Program for such fiscal year and ending on the last day of such fiscal year, and the denominator of which is 365, and (ii) the continuous employment requirement set forth in the first sentence of this Section 4 for the fiscal year in which such Participant begins participation in the Program shall apply only to that portion of such fiscal year beginning on the date of such Participant's commencement of participation (rather than the entire fiscal year)."

2. The third paragraph of Section 5 of the Program shall be deleted and the following shall be substituted therefor:

"As soon as is reasonably practical after the end of each fiscal year during which the Program is effective (but in no event later than the time which will permit the Company to pay any required Annual Bonus for such fiscal year within the time period prescribed in Section 4 above), the Committee shall certify in writing, prior to the payment of any Annual Bonus with respect to such fiscal year, whether the performance goals set forth herein have been met and whether any other material terms relating to the payment of such Annual Bonuses have been satisfied, to the extent required by section 162(m) of the Code. For purposes of the preceding sentence, approved minutes of the Committee meeting in which the certification is made shall be treated as a written certification."

3. As amended hereby, the Program is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the undersigned officer of the Company acting pursuant to authority granted to him by the Committee has executed this instrument on this 15th day of October 2007, effective as stated above.

CONTINENTAL AIRLINES, INC.

By: /s/ Jeffery A. Smisek _

Jeffery A. Smisek

President